Exhibit 5.1

13 December 2007

Gushan Environmental Energy Limited	DIRECT LINE:	(852) 2842 9588
No. 37, Golden Pond Road	E-MAIL:	Lilian.Woo@conyersdillandpearman.com
Golden Mountain Industrial District	OUR REF:	LW/255642(M#871858)
Fuzhou City	YOUR REF:
Fujian Province
People’s Republic of China

Dear Sirs,

Gushan Environmental Energy Limited (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the public offering (the “Offering”) of American Depositary Shares representing ordinary shares issued by the Company (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended to date (the “Registration Statement”) filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the articles of association of the Company adopted by the shareholders of the Company on 9 November 2007 to be effective conditionally and immediately upon commencement of the trading of the Company’s American Depositary Shares representing the Shares on The New York Stock Exchange, copies of unanimous written resolutions of the members of the Company dated 9 November 2007 and unanimous written resolutions of the board of directors of the Company dated 30 November 2007 (together, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, and (c) that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

1 of 2

Gushan Environmental Energy Limited

13 December 2007

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (as such term is not defined under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and paid for as contemplated by the Registration Statement, the Shares to be issued by the Company as part of the Offering will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	Based solely on our review of a register of members of the Company certified by a director of the Company on 13 December 2007 the Shares to be sold by the selling shareholders of the Company as part of the Offering are, or when issued on the conversion of the 2006 Notes (as defined in the Registration Statement) issued to each of United Capital Investment China Venture III Limited and KTB/UCI China Ventures I Limited, as contemplated by the Registration Statement, will be, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/  Conyers Dill & Pearman

Conyers Dill & Pearman

2 of 2